UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH		43659
(Address of principal executive offices)		(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2011, Owens Corning Sales, LLC and Owens Corning Receivables LLC, each a subsidiary of Owens Corning (the “Company”), entered into a $250 million Receivables Purchase Agreement (the “RPA”) with various “Conduit Purchasers,” “Related Committed Purchasers,” “LC Participants” and “Purchaser Agents” from time to time party thereto, Wells Fargo Bank, National Association, as LC Bank, and The Bank of Nova Scotia, as Administrator. Under the terms of the RPA and a related Purchase and Sale Agreement (the “PSA”), Owens Corning Sales, LLC sells and/or contributes, on an ongoing basis, certain trade receivables originated by Owens Corning Sales, LLC to Owens Corning Receivables LLC. Owens Corning Receivables LLC in turn sells undivided interests, and grants security interests, in the trade receivables to a group of financial institutions (including vehicles that issue commercial paper in the short-term commercial paper market). Owens Corning Sales, LLC is the initial servicer of the accounts receivable transferred to Owens Corning Receivables LLC.

The Company has agreed to guarantee all obligations of Owens Corning Sales, LLC under the RPA, the PSA and the other related agreements pursuant to a Performance Guaranty. Neither Owens Corning Sales, LLC nor the Company guarantees the obligations of Owens Corning Receivables LLC under the RPA, the PSA or any of the other related agreements. Availability for letters of credit and advances of capital in respect of purchases under the RPA is limited by certain calculations relating principally to the outstanding balance of eligible receivables and certain other attributes of the trade receivables (including anticipated losses, anticipated dilution and concentration limits). The RPA includes a letter of credit sub-facility. As of March 31, 2011, substantially all of the Company’s letters of credit outstanding under the Company’s Credit Agreement dated as of May 26, 2010, among the Company, certain subsidiaries of Owens Corning party thereto, the financial institutions party thereto and Wells Fargo Bank, National Association have been converted into letters of credit issued under the RPA.

The commitments of the financial institutions under the RPA expire on March 29, 2012.

Owens Corning Receivables LLC’s sole business consists of the purchase or acceptance through capital contributions of trade receivables and related rights from Owens Corning Sales, LLC and the subsequent retransfer of or granting of a security interest in such trade receivables and related rights to certain purchasers party to the RPA. Owens Corning Receivables LLC is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Owens Corning Receivables LLC’s assets prior to any assets or value in Owens Corning Receivables LLC becoming available to Owens Corning Receivables LLC’s equity holders. The assets of Owens Corning Receivables LLC are not available to pay creditors of the Company or any other affiliates of the Company or Owens Corning Sales, LLC.

The trade receivables sold or contributed by Owens Corning Sales, LLC to Owens Corning Receivables LLC would be reported on the Company’s consolidated balance sheet under receivables. Any amounts outstanding under the facility described above would be reported on the Company’s consolidated balance sheet under short-term debt.

A copy of the RPA is filed as Exhibit 10.1 hereto. A copy of the PSA is filed as Exhibit 10.2 hereto. A copy of the Performance Guaranty is filed as Exhibit 10.3 hereto. The foregoing description of the RPA, the PSA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the RPA, the PSA and the Performance Guaranty, which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Receivables Purchase Agreement dated as of March 31, 2011 by and among Owens Corning Receivables LLC, as Seller, Owens Corning Sales, LLC, as initial Servicer, the Various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time party thereto, Wells Fargo Bank, National Association, as LC Bank, and The Bank of Nova Scotia, as Administrator.

10.2	Purchase and Sale Agreement dated as of March 31, 2011 between Owens Corning Sales, LLC and Owens Corning Receivables LLC.

10.3	Performance Guaranty dated as of March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: April 5, 2011	By:	/s/ John W. Christy
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Receivables Purchase Agreement dated as of March 31, 2011 by and among Owens Corning Receivables LLC, as Seller, Owens Corning Sales, LLC, as initial Servicer, the Various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time party thereto, Wells Fargo Bank, National Association, as LC Bank, and The Bank of Nova Scotia, as Administrator.

10.2	Purchase and Sale Agreement dated as of March 31, 2011 between Owens Corning Sales, LLC and Owens Corning Receivables LLC.

10.3	Performance Guaranty dated as of March 31, 2011.